SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 23, 2002

                    Renaissance Mortgage Acceptance Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-82550 (Commission File Number)	52-2356399 (IRS Employer ID Number)

1000 Woodbury Road, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(516) 364-8500

                                            N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

Filing of Certain Materials

Pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Renaissance Mortgage Acceptance Corp. (the “Company”) is filing a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “Commission”) relating to its Renaissance Mortgage Acceptance Corp., Renaissance Home Equity Loan Trust 2002-4, Home Equity Loan Asset-Backed Certificates, Series 2002-4 (the “Certificates”).

Incorporation of Certain Documents by Reference

In connection with the issuance of the Certificates, the Company is filing herewith the consent of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to the use of their name and the incorporation by reference of their report in the prospectus supplement relating to the issuance of the Certificates.  The consent of PricewaterhouseCoopers is attached hereto as Exhibit 23.1

The consolidated financial statements of Financial Security Assurance Inc. (“FSA”) and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which are included in the Annual Report on Form 10-K of Financial Security Assurance Holdings Ltd. for the fiscal year ended December 31, 2001 and which have been audited by PricewaterhouseCoopers, and the unaudited condensed consolidated balance sheets, statements of operations and comprehensive income, and statements of cash flows of FSA and subsidiaries for the three months ended March 31, 2002, included in the Quarterly Report on Form 10-Q of Financial Security Assurance Holdings Ltd. for the period ended March 31, 2002, the Quarterly Report on Form 10-Q of Financial Security Assurance Holdings Ltd. for the period ended June 30, 2002 and the Quarterly Report on Form 10-Q of Financial Security Assurance Holdings Ltd. for the period ended September 30, 2002 are hereby incorporated by reference in (i) the prospectus; and (ii) the prospectus supplement.  The consent of PricewaterhouseCoopers to the incorporation by reference of their audit report on such financial statements in the prospectus supplement and their being named as “experts” in the prospectus supplement related to Renaissance Mortgage Acceptance Corp., Renaissance Home Equity Loan Trust 2002-4, Home Equity Loan Asset-Backed Certificates, Series 2002-4 is attached hereto as Exhibit 23.1.

Item 7.  Financial Statements. Pro Forma Financial Information and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Exhibits:

8.1

Opinion of McKee Nelson LLP regarding the legality of the certificates and certain tax matters.

23.1

Consent of PricewaterhouseCoopers LLP

23.2

Consent of McKee Nelson LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:

/s/ Dawn Ceccarini

Name:

Dawn Ceccarini

Title:

Vice President

Dated: December 23, 2002